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                                                                    EXHIBIT 23

                               CONSENT OF KPMG LLP

The Board of Directors
Rayovac Corporation:

We consent to incorporation by reference in the registration statements on Form S-3 (No. 333-69711) and Form S-8 (Nos. 333-39239, 333-41815, and
333-42443), of Rayovac Corporation of our reports dated November 5, 1999, relating to the consolidated balance sheets of Rayovac Corporation and Subsidiaries as of September 30, 1998 and 1999, and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended September 30, 1999, which reports appear in the September 30, 1999 Annual Report on Form 10-K of Rayovac Corporation.


                                                                 /s/ KPMG LLP
                                                                 KPMG LLP

Milwaukee, Wisconsin
December 20, 1999